   As filed with the Securities and Exchange Commission on September 3, 1999
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                            STERLING BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    TEXAS                                         6712                                     74-2175590
       (State or Other Jurisdiction of                (Primary Standard Industrial                      (I.R.S. Employer
       Incorporation or Organization)                 Classification Code Number)                    Identification Number)


                             15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
                        (Address, Including Zip Code, and
                    Telephone Number, Including Area Code, of
                                  Registrant's
                          Principal Executive Offices)
                          ---------------------------
                                 MICHAEL A. ROY
                              SENIOR VICE PRESIDENT
                               AND GENERAL COUNSEL
                            STERLING BANCSHARES, INC.
                             15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
                     (Name, Address, Including Zip Code and
                        Telephone Number, Including Area
                           Code, of Agent For Service)
                           --------------------------
                                   Copies to:
                                 DAN A. FLECKMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time and as soon as practicable after the Registration Statement becomes effective.
                           --------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                 PROPOSED MAXIMUM     AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    AGGREGATE OFFERING    REGISTRATION
                REGISTERED                      REGISTERED(2)          PRICE PER SHARE              PRICE(3)            FEE(4)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per share(1)        10,000,000             $12.03125                $120,312,500          $33,447

====================================================================================================================================

(1) This Registration Statement also relates to all shares of Common Stock registered hereunder that may be offered for resale by persons who receive from the Registrant this Common Stock in acquisitions, as described in the prospectus contained in this Registration Statement.
(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions occurring any time subsequent to the initial filing of this Registration Statement.
(3)  Estimated solely for purposes of calculating the registration fee.
(4) Calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on August 31, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         This registration statement contains two forms of prospectus. We will use one prospectus that we refer to as the "Sterling Bancshares prospectus" in connection with the issuance and sale from time to time by us of shares of our common stock in connection with our acquisition of the securities and assets of other businesses. The other prospectus that we refer to as the "selling stockholders prospectus" will be used by persons who have received shares of our common stock in connection with acquisitions by us of securities or assets held by them, or their transferees, and who wish to offer and sell these shares in transactions in which they, and any broker-dealer through whom the shares are sold, may be considered underwriters within the meaning of the Securities Act of 1933, as amended. The Sterling Bancshares prospectus and the selling stockholders prospectus will be identical except that they will contain different front and back cover pages and the selling stockholders prospectus will contain an additional section under the caption "Plan of Distribution." The Sterling Bancshares prospectus is included in this registration statement and is followed by those pages to be used in the selling stockholders prospectus that differ from or are in addition to those in the Sterling Bancshares prospectus. We have labeled each of the alternate or additional pages for the selling stockholders prospectus included in this registration statement "Alternate Page for Selling Stockholders Prospectus." If required under Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, ten copies of each of the prospectuses in the forms in which they are used after the registration statement becomes effective will be filed with the Securities and Exchange Commission.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION SEPTEMBER 3, 1999

                                10,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK

                                  ------------



         Sterling Bancshares, Inc. may offer and sell in one or more transactions, up to 10,000,000 shares of its common stock, in connection with acquisitions of other businesses, properties, or securities.

         We intend to concentrate on acquisitions that we believe would complement our current banking business and increase or expand our competitive position in existing or new markets. We may offer, as consideration for these acquisitions, common stock, cash, notes or other debt, convertible or exchangeable securities, assumptions of liabilities or a combination thereof. We may issue the common stock covered by this prospectus in exchange for:

         o capital stock, partnership interests or other securities of companies

         o   assets of companies

         o   conversion of other securities we issue to acquire a company.

         We will negotiate with the owners of the business or properties that we acquire or, in the case of companies that are more widely held, through exchange offers to stockholders or by soliciting the approval of mergers or sales of assets. Those negotiations will determine the terms of the acquisitions and of the issuance of common stock under any acquisition agreements. We anticipate that the common stock we issue in any acquisition will be valued at a price reasonably related to the market value of the common stock either at the time of agreement on the terms of an acquisition or at the time of delivery of the common stock.

         We do not expect that we will pay an underwriting discount or commission in connection with issuances of common stock under this prospectus. However, we may pay finders' fees, brokers' commissions or financial advisory fees in connection with specific acquisitions. We may pay those fees by issuing common stock covered by this prospectus. Any person receiving a fee paid in our common stock may be an underwriter under the Securities Act of 1933.

         Our common stock is listed for trading on the Nasdaq Stock Market under the symbol "SBIB."

         YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6 BEFORE YOU BUY OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              September __, 1999.

                                                  TABLE OF CONTENTS


About This Prospectus.............................................................................................2

Where You Can Find More Information...............................................................................3

Sterling Bancshares, Inc..........................................................................................4

Risk Factors......................................................................................................6

Forward-Looking Statements........................................................................................7

Market Price of Sterling Bancshares Common Stock and Dividend Policy of Sterling Bancshares.......................8

Securities Covered by This Prospectus.............................................................................8

Validity of Securities............................................................................................8

Experts...........................................................................................................8

Plan of Distribution..............................................................................................9




                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, offer and issue our common stock in one or more offerings, so long as the number of shares of common stock issued does not exceed 10,000,000. This prospectus provides you with a general description of our common stock. Each time we issue our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that issuance. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of our common stock in any state where the offer is not permitted. You should not assume that the information in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

     In this prospectus references to "Sterling Bancshares," "we," "us," and "our" mean Sterling Bancshares, Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under the Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1998;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     3. Our Current Report on Form 8-K dated June 1, 1999; and

     4. Our Registration Statement on Form 8-A filed with the SEC on October 21, 1992.

     You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at our principal executive offices located at the following address:

     Sterling Bancshares, Inc.
     15000 Northwest Freeway
     Houston, Texas 77040
     Attention: Corporate Secretary
     (713) 466-8300

                            STERLING BANCSHARES, INC.

      Sterling Bancshares is a bank holding company that provides commercial and retail banking services through the banking offices of Sterling Bank and Houston Commerce Bank. We sometimes refer to Sterling Bank and Houston Commerce Bank as Sterling Bank in this prospectus. Sterling Bank has 22 banking offices which are located in the Houston metropolitan area. We also provide mortgage banking services through our subsidiary Sterling Capital Mortgage Company.

     Sterling Bancshares was incorporated in Texas in 1980 and became the parent bank holding company of Sterling Bank in 1981. Sterling Bank was chartered in Texas in 1974 and Houston Commerce Bank was chartered in 1963. Sterling Bancshares completed the initial public offering of its common stock in October 1992.

     We provide a wide range of retail and commercial banking services. These include:

     o    demand savings and time deposits;

     o    commercial, real estate and consumer loans;

     o    merchant credit card services;

     o    letters of credit;

     o    cash and asset management services;

     o    and drive-in banking services.

We also provide brokerage, mutual funds, and insurance products to our customers through third-party vendors. We focus our lending on commercial loans and owner-occupied real estate loans to local businesses with annual sales ranging from $300,000 to $30 million. Typically, our borrowers' financing requirements are between $100,000 and $500,000. We do not seek loans larger than $2 million from any one customer. However, we do consider larger loans to customers with excellent credit ratings. Sterling Bank's credit range allows for greater diversity in its loan portfolio, less competition from large banks and better pricing opportunities.

     We provide a broad line of financial products and services to small and medium-sized businesses and consumers through full service banking offices. Each of our banking offices has senior management, with significant lending experience, who exercise substantial autonomy over credit and pricing decisions, subject to loan committee approval for larger credits. This decentralized management approach, coupled with continuity of service by the same staff members, enables us to develop long-term customer relationships, maintain high quality service and respond quickly to customer needs. We develop broad banking relationships with our customers and provide convenient service through our full-service banking offices, that allows us to fund our lending and investing activities almost entirely with core deposits. About three-fourths of these deposits consist of demand and savings deposits.

     We have concentrated our growth strategy on increasing our banking presence in existing Houston markets, and expanding into new markets within the greater Houston area in response to the needs of those markets. We have grown through a combination of

     o    internally generated growth,

     o    mergers and acquisitions of additional banking operations, and

     o    opening new banking offices.

     In June 1998, we acquired Humble National Bank which we merged into Sterling Bank. In November 1998, we acquired Hometown Bancshares, Inc., which owned Clear Lake National Bank. We then merged Clear Lake National Bank into Sterling Bank. In June 1999, we acquired B.O.A. Bancshares, Inc. which owned Houston Commerce Bank. We continue to operate Houston Commerce's three offices and expect to merge Houston Commerce Bank into Sterling Bank in October of this year.

     We intend to pursue the acquisition of banks whose operations are consistent with our business banking philosophy. We believe that opportunities exist to expand our banking presence into other major urban markets. To accommodate anticipated growth, we continue to upgrade our data processing and telecommunication systems to provide the technological capacity necessary to meet the needs and expectations of our customers and to accommodate growth in Houston and other markets.

     Our principal executive office is located at 15000 Northwest Freeway, Houston, Texas 77040, and our telephone number is (713) 466-8300.

                                  RISK FACTORS

     You should consider the following risk factors, together with all of the other information contained in this prospectus, any prospectus supplement and the information we have incorporated by reference, in your evaluation of an investment in our common stock.

OUR PROFITABILITY DEPENDS ON LOCAL ECONOMIC CONDITIONS

     Our profitability is primarily dependent on the profitability of Sterling Bank. Sterling Bank derives substantially all of its loans, deposits and other business from the Houston metropolitan area. General economic conditions such as inflation, recession, unemployment and other factors beyond Sterling Bancshares' control affect our banking operations. Houston's economy depends on energy and energy-related business to a considerable extent. In 1998 and during 1999, declines in oil and gas prices have slowed economic growth in Houston. Although Houston's economy has diversified, it has become more susceptible to adverse developments affecting the national economy. A prolonged downturn in the Houston economy could adversely affect our results of operations and financial condition.

WE RELY ON AN OWNER-OPERATED BUSINESS MARKET

     We target our business development and marketing strategy primarily to serve the banking and financial services needs of owner-operated businesses. We define owner-operated as businesses with credit needs of less than $2 million. These businesses represent a major sector of the Houston and national economies and have played an important role in recent years in generating job growth and improving the overall health of the local and national economy. If economic conditions adversely affect this market, our business, results of operations and financial conditions could be adversely affected.

FLUCTUATIONS IN INTEREST RATES CAN NEGATIVELY AFFECT OUR EARNINGS

     We realize income primarily from the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. We expect that we will periodically experience "gaps" in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, this "gap" will work against us, and our earnings may be negatively affected.

FEDERAL AND STATE BANKING LAWS RESTRICT OUR ABILITY TO PAY DIVIDENDS

     Our ability to pay dividends to our stockholders depends primarily on the dividends we receive from Sterling Bank. Federal and state banking laws may limit the dividends that Sterling Bank can pay us. Also, both Sterling Bancshares and Sterling Bank must maintain capital levels set by federal regulations. The capital levels may restrict the ability of Sterling Bank to pay dividends to Sterling Bancshares and Sterling Bancshares to pay dividends to its stockholders. See "Market Price of Common Stock and Dividend Policy."

WE FACE COMPETITION THAT MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS

     We face vigorous competition from banks and other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect our results of operations and financial condition. We also compete with other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies.

     The House of Representatives and the Senate recently passed different versions of legislation that would permit other entities such as investment banking firms to own commercial banks and would allow commercial banks to own investment banks or engage in investment banking activities. If this legislation becomes law, it would increase the competitive pressures we face.

YEAR 2000 ISSUES MAY EXPOSE US TO BUSINESS INTERRUPTIONS OR LIABILITIES.

     The Year 2000 risk involves computer programs and computer software that may not able to perform without interruption into the Year 2000. If computer systems do not correctly recognize the date change from December 31, 1999 to January 1, 2000, computer applications that rely on the date field could fail or create erroneous results. These erroneous results could affect interest, payment or due dates or cause the temporary inability to process transactions, send invoices or engage in normal business activities. If we, our suppliers or our borrowers do not properly address these issues, there could be a material adverse impact on our results of operations and financial condition.



                           FORWARD-LOOKING STATEMENTS

     Some information in this prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference may contain forward-looking statements. The words "anticipate," "believe," "continue," "expect," "estimate, "intend," "may," "will," "should" and similar words identify forward-looking statements. These statements discuss future expectations, activities or events. Specific factors that could cause actual results or developments to differ from those in forward-looking statements include:

            o expansion and growth of our business and operations, including our ability to acquire banks,

            o    the amount and nature of future capital expenditures,

            o    business strategy and measures to carry out strategy,

            o    competitive strengths,

            o    goals and plans,

            o    references to intentions as to future matters, and

            o    other similar matters.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

                MARKET PRICE OF STERLING BANCSHARES COMMON STOCK
                   AND DIVIDEND POLICY OF STERLING BANCSHARES

     Our common stock is traded on the Nasdaq Stock Market under the symbol "SBIB." Information as to the trading prices of, and cash dividends paid on, shares of common stock will be contained in the prospectus supplements or post-effective amendments filed in connection with the issuance or resale of shares of common stock offered by this prospectus.

     We have paid a regular quarterly cash dividend since February 1993, and intend to continue the policy of paying dividends, subject to the availability of cash from our earnings and approval by our board of directors. You should read the information under the caption "Risk Factors -- Federal and state banking laws restrict our ability to pay dividends" for a description of restrictions on our ability to pay dividends.

                      SECURITIES COVERED BY THIS PROSPECTUS

     The common stock covered by this prospectus is available for use in future acquisitions of businesses, properties or securities of companies or persons engaged in banking and other related financial institution businesses. The consideration we offer in these acquisitions, in addition to the common stock offered by this prospectus, may include cash, debt or other securities, or assumption by us of liabilities of the businesses being acquired, or a combination of these. We contemplate that the terms of each acquisition will be determined by negotiations between us and the management or the owners of the business, assets or securities we acquire. We will consider quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. We anticipate that the common stock issued in acquisitions will be valued at a price reasonably related to the market value of the common stock either at the time the terms of the acquisition are agreed on or at or about the time of delivery of the common stock.

                             VALIDITY OF SECURITIES

     The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon for Sterling Bancshares by our counsel, Andrews & Kurth L.L.P.

                                    EXPERTS

     The financial statements of Sterling Bancshares, Inc. incorporated in this Registration Statement by reference from Sterling Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference in this Registration Statement and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

     We may issue our common stock covered by this prospectus in exchange for
(1) shares of capital stock, partnership interests or other securities representing an interest, direct or indirect, in companies, (2) assets used in or related to the business of these companies, or (3) other securities issued in any of these acquisitions or otherwise pursuant to the agreements providing for the acquisitions. We will generally determine the terms of these acquisitions and of the issuance of our common stock under acquisition agreements by direct negotiations with the owners or controlling persons of the business or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We anticipate that our common stock issued in any acquisition will be valued at a price reasonably related to the market value of the common stock either at the time of agreement on the terms of an acquisition or at the time of delivery of the common stock.

     We do not expect to pay an underwriting discount or commission in connection with issuances of our common stock under this prospectus. However, we may pay finders' fees, brokers' commissions or financial advisory fees from time to time in connection with specific acquisitions. We may pay such fees through the issuance of common stock covered by this prospectus. Any person receiving these fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                    SUBJECT TO COMPLETION SEPTEMBER 3, 1999

                               10,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK



     This prospectus, as amended or supplemented, may be used from time to time by "selling stockholders." These selling stockholders or their transferees will have received shares of our common stock in connection with our acquisition of securities or assets held by them. They will want to offer and sell these shares of common stock in transactions in which they and any broker-dealer through whom the shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933.


     We will receive none of the proceeds from those sales. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of these shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may pay some of the printing, legal and accounting, filing and other similar expenses of this offering. The selling stockholders will generally bear all other expenses of this offering, including brokerage fees and any underwriting discounts or commissions.


     The registration statement of which this prospectus is a part also relates to the offer and issuance by us from time to time of 10,000,000 shares of common stock in connection with our acquisition of the securities and assets of other businesses.


     Our common stock offered by this prospectus has been approved for trading on the Nasdaq Stock Market.


     YOU SHOULD CAREFULLY READ THE RISK FACTORS BEGINNING ON PAGE 6 BEFORE YOU BUY OUR COMMON STOCK.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




             The date of this prospectus is _________________, 1999.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                               TABLE OF CONTENTS


About This Prospectus...........................................................................................A-2

Where You Can Find More Information...............................................................................3

Sterling Bancshares, Inc..........................................................................................4

Risk Factors......................................................................................................6

Forward-Looking Statements........................................................................................7

Market Price of Sterling Bancshares Common Stock and Dividend Policy of Sterling Bancshares.......................8

Securities Covered by This Prospectus.............................................................................8

Validity of Securities............................................................................................8

Experts...........................................................................................................8

Plan of Distribution............................................................................................A-9




                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, offer and issue our common stock in one or more offerings, so long as the number of shares of common stock issued does not exceed 10,000,000. This prospectus provides you with a general description of our common stock. Each time we issue our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that issuance. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of our common stock in any state where the offer is not permitted. You should not assume that the information in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

     In this prospectus references to "Sterling Bancshares," "we," "us," and "our" mean Sterling Bancshares, Inc. and its subsidiaries.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                              PLAN OF DISTRIBUTION

         This prospectus may also be used by the selling stockholders who receive common stock covered by the registration statement, of which this prospectus is a part, in acquisitions under circumstances that require the use of a prospectus. However, no selling stockholder may use this prospectus for any offer of common stock without first obtaining our written consent. We may consent to the use of this prospectus by selling stockholders for a limited period of time and subject to conditions and limitations that may vary as to any selling stockholder.

         Agreements with the selling stockholders that permit the use of this prospectus may provide that (1) the selling stockholders effect the offering in an orderly manner through securities dealers, acting as a broker or dealer, selected by us; (2) the selling stockholders enter into custody agreements with certain persons with respect to the common stock being sold; and (3) sales be made only by one or more of the methods described in this section, as we may supplement or amend.

         The selling stockholders may from time to time sell all or a portion of the common stock in (1) transactions on the Nasdaq Stock Market, (2) in the over-the-counter market, in negotiated transactions, or (3) a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The common stock may be sold directly or through broker-dealers. If the selling stockholders sell common stock through broker-dealers, the selling stockholders may pay brokerage commissions and charges. The methods by which the common stock may be sold include, (1) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (2) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account under this prospectus; (3) exchange distribution and secondary distributions in accordance with the rules of the Nasdaq Stock Market; (4) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (5) privately negotiated transactions.

         The selling stockholders and any broker-dealer participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profit and any commissions paid or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities under the Securities Act of 1933.

         We cannot assure you that the selling stockholders will sell any or all of the shares of common stock offered under this prospectus.

         The selling stockholders may resell the common stock offered by this prospectus only if those securities are registered or qualified for sale under applicable state securities or "blue sky" laws or exemptions from these registration and qualification requirements are available.

                               10,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK


                                   PROSPECTUS


                            ___________________, 1999

                                     PART II

     All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement. All of such amounts (except the SEC registration fee) are estimated.

SEC Registration Fee......................................................................................  $25,960
*Blue Sky Fees and Expenses...............................................................................    5,000
*Printing and Engraving Costs.............................................................................    5,000
*Legal Fees and Expenses..................................................................................   20,000
*Accounting Fees and Expenses.............................................................................    2,000
*Transfer Agent and Registrar Fees and Expenses...........................................................    5,000
*Miscellaneous............................................................................................    7,040
                                                                                                            -------
         Total............................................................................................  $70,000
                                                                                                            =======


--------------------
*Estimated

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sterling Bancshares' Articles of Incorporation provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of Sterling Bancshares or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of Sterling Bancshares shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of Sterling Bancshares.

         Sterling Bancshares' Bylaws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of Sterling Bancshares where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

         Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

         Under an insurance policy maintained by Sterling Bancshares, the directors and officers of Sterling Bancshares are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.



ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)...................................................List of Exhibits


         Exhibit                                              Description
         -------                                              -----------

            3.1     -      Restated and Amended Articles of Incorporation of Sterling Bancshares
                           (incorporated herein by reference to Exhibit 3.1 to the Company's
                           Annual Report on Form 10-K405 for the year ended December 31, 1998).
            3.2     -      Restated Bylaws of Sterling Bancshares (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8
                           effective November 25, 1996 (File No. 333-16719)).
           *5.1     -      Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
           10.1            1994 Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).
           10.2     -      1994 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K
                           for the year ended December 31, 1994).
           10.3     -      1984 Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on
                           Form S-1 (File No. 33-51476)).
           10.4     -      1995 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form
                           S-8 (File No. 333-16719)).
          *23.1     -      Consent of Deloitte & Touche LLP, Independent Auditors.
          *23.2     -      Consent of Andrews & Kurth L.L.P. (included in their opinion filed herewith as Exhibit 5.1).
           24       -      Powers of Attorney (included on the signature page).


-----------------
*Filed herewith.

ITEM 22.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of August, 1999.

                                  STERLING BANCSHARES, INC.

                                  /s/ GEORGE MARTINEZ
                                  ---------------------------------------------
                                      George Martinez, Chairman of the Board
                                            and Chief Financial Officer
                                           (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Michael A. Roy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   Signature                                      Title                              Date
                   ---------                                      -----                              ----
     /s/   GEORGE MARTINEZ
 ---------------------------------------        Chairman of the Board and Chief                August 31, 1999
           George Martinez                          Financial Officer and Director
                                                    (Principal Executive and Financial
                                                    Officer)



     /s/   GEORGE MARTINEZ
 ---------------------------------------        Principal Accounting Officer                   August 31, 1999
           George Martinez

     /s/   J. DOWNEY BRIDGWATER
 ---------------------------------------        President and Director                         August 31, 1999
           J. Downey Bridgwater


     /s/   JOHN H. BUCK
 ---------------------------------------        Director                                       August 31, 1999
           John H. Buck


     /s/   JAMES M. CLEPPER
 ---------------------------------------        Director                                       August 31, 1999
           James M. Clepper


     /s/    WALTER P. GIBBS, JR.
 ---------------------------------------        Director                                       August 31, 1999
            Walter P. Gibbs, Jr.




          /s/ BRUCE J. HARPER
 ---------------------------------------        Director                                       August 31, 1999
            Bruce J. Harper

           /s/ GLENN H. JOHNSON
 ---------------------------------------        Director                                       August 31, 1999
              Glenn H. Johnson

            /s/ JAMES J. KEARNEY
 ---------------------------------------        Director                                       August 31, 1999
              James J. Kearney

             /s/ RUSSELL I. ORR
 ---------------------------------------        Director                                       August 31, 1999
               Russell I. Orr


 ---------------------------------------        Director                                       August   , 1999
             Christian A. Rasch


---------------------------------------        Director                                        August   , 1999
             Steven F. Retzloff

            /s/ RAIMUNDO RIOJAS
 ---------------------------------------        Director                                       August 31, 1999
               Raimundo Riojas

          /s/ CUBA WADLINGTON, JR.
 ---------------------------------------        Director                                       August 31, 1999
            Cuba Wadlington, Jr.

           /s/ L. S. PAT BROWN
 ---------------------------------------        Director                                       August 31, 1999
               L. S. Pat Brown

           /s/ CHARLES I. CASTRO
 ---------------------------------------        Director                                       August 31, 1999
              Charles I. Castro

           /s/ F. RICHARD DRAKE
 ---------------------------------------        Director                                       August 31, 1999
              F. Richard Drake

            /s/ WILLIS HARGRAVE
 ---------------------------------------        Director                                       August 31, 1999
               Willis Hargrave

             /s/ G. B. HARROP
 ---------------------------------------        Director                                       August 31, 1999
                G. B. Harrop

          /s/ DAVID L. HATCHER
 ---------------------------------------        Director                                       August 31, 1999
             David L. Hatcher

         /s/ PAUL MICHAEL MANN, M.D.
 ---------------------------------------        Director                                       August 31, 1999
           Paul Michael Mann, M.D.

           /s/ THOMAS A. REISER
 ---------------------------------------        Director                                       August 31, 1999
              Thomas A. Reiser

          /s/ HOWARD T. TELLEPSEN
 ---------------------------------------        Director                                       August 31, 1999
             Howard T. Tellepsen






 ---------------------------------------        Director                                       August __, 1999
              David B. Moulton



                                  EXHIBIT INDEX


         Exhibit                              Description
         -------                              -----------

            3.1     -      Restated and Amended Articles of Incorporation of
                           Sterling Bancshares (incorporated herein by reference
                           to Exhibit 3.1 to the Company's Annual Report on Form
                           10-K405 for the year ended December 3, 1998).

            3.2     -      Restated Bylaws of Sterling Bancshares
                           (incorporated herein by reference to Exhibit 4.2 to
                           the Company's Registration Statement on Form S-8
                           effective November 25, 1996 (File No. 333-16719)).

           *5.1     -      Opinion of Andrews & Kurth L.L.P. as to the legality
                           of the securities being registered.

           10.1            1994 Incentive Stock Option Plan of the Registrant
                           (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

           10.2     -      1994 Employee Stock Purchase Plan of the Registrant
                           (incorporated by reference to Exhibit 10.2 to the
                           Company's Annual Report on Form 10-K for the year
                           ended December 31, 1994).

           10.3     -      1984 Incentive Stock Option Plan of the Registrant
                           (incorporated by reference to Exhibit 10.1 to the
                           Company's Registration Statement on Form S-1
                           (File No. 33-51476)).

           10.4     -      1995 Non-Employee Director Stock Compensation Plan
                           (incorporated by reference to Exhibit 4.3 to the
                           Company's Registration Statement on Form S-8 (File
                           No. 333-16719)).

          *23.1     -      Consent of Deloitte & Touche LLP, Independent
                           Auditors.

          *23.2     -      Consent of Andrews & Kurth L.L.P. (included in
                           their opinion filed herewith as Exhibit 5.1).

           24       -      Powers of Attorney (included on the signature page).


-------------------



*Filed herewith.